Information Statement
Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

EXPLORATIONS GROUP, INC.

 (Name of Registrant As Specified In Charter)

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EXPLORATIONS GROUP, INC.

777 South Flagler Drive
Suite 800-West Tower
West Palm Beach, FL 33401

INFORMATION STATEMENT

April ____, 2009

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.01 per share (the "Common Stock") and the preferred stock, par value $0.01, of Explorations Group, Inc., a Delaware corporation (the "Company"), to advise you of an action which has already been approved by a majority in interest of the stockholders of the Company (the “Action”), namely, an amendment to the Company's Certificate of Incorporation (the "Amendment") which changes the name of the Company to “Hawk Systems, Inc.”

The Company's Board of Directors, on March 18, 2009, approved the Amendment and recommended that the Amendment be approved by written consent of a majority in interest of our stockholders.

In order to accelerate the Action and to reduce the costs of obtaining stockholder approval, our Board of Directors elected to obtain such approval by utilizing the written consent of the holders of a majority in interest of our capital stock (the “Consent”). The elimination of the need for a special meeting of stockholders to approve the Action is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  Pursuant to Section 242 of the Delaware Law, the Amendment is required to be approved by a majority in interest of our stockholders.  In accordance with Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the Action can be taken no sooner than 20 calendar days after this Information Statement is first mailed to the stockholders of the Company.  If the proposed Action were not adopted by written consent, it would have to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Action upon the expiration of the 20-day period set forth above.

On March 18, 2009, the holders of 460,000 shares of Series B Preferred Stock (or 76.8% of the Series B Preferred Stock then-outstanding) executed and delivered to the Company the written Consent approving the Action (collectively, referred to herein as the “Majority Stockholders”).  After giving effect to the voting rights granted to the Series B Preferred Stock, 51.2% of the voting right in interest entitled to vote approved the action by written consent.  Since the Action have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.  The proposed Amendment will become effective when filed with the Secretary of State of the State of Delaware and will become effective upon the expiration of the 20-day period set forth above.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TO BE TAKEN

CHANGE IN CORPORATE NAME

The Amendment to the Certificate of Incorporation will change the name of the Company to “Hawk Systems, Inc.” The form of Amendment to the Certificate of Incorporation that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

The Board of Directors believes that it is prudent to change the name of the Company to better reflect the Company's business activities following the Company’s acquisition of Hawk Biometric Systems, Inc.

RECORD DATE

The close of business April ___, 2009, has been fixed as the record date for the determination of stockholders entitled to receive this Information Statement.

EXPENSES OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record, on the Record Date, by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)           Quarterly Reports on Form 10-Q for the quarters end March 31, 2008, June 30, 2008 and September 30, 2008.

(2)           Annual Report on Form 10-KSB for the year ended December 31, 2007.

(3)           Report on Form 8-K filed February 26, 2009.

OUTSTANDING VOTING SECURITIES

As of the date of the written consent by the Majority Stockholders, March 18, 2009, the Company had 30,000,000 shares of Common Stock issued and outstanding, and 599,288 shares of the Company’s Series B preferred stock, par value $0.01 per share (the “Series B Preferred Stock”) issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote.  The holders of Series B Preferred Stock are entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For purposes of voting, the each share of Series B Preferred Stock has voting rights equal to one hundred (100) shares of Common Stock.

On March 18, 2009, the holders of 460,000 shares of Series B Preferred Stock (or 76.8% of the Series B Preferred Stock then-outstanding) executed and delivered to the Company the written Consent approving the Action (collectively, referred to herein as the “Majority Stockholders”).  After giving effect to the voting rights granted to the Series B Preferred Stock, 51.2% of the voting right in interest entitled to vote approved the action by written consent.  Since the Action have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Delaware Law provides in substance that unless the Company's Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of Common Stock with respect to stockholders who were known to the us to be beneficial owners of more than 5% of the Common Stock as of the date hereof, and officers and directors as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of March 18, 2009, the ownership of the Company’s common stock and Series B Preferred stock by (i) each of our directors and executive officers; (ii) all of our executive officers and directors as a group; and (iii) all persons known by us to beneficially own more than 5% of our common stock.  Unless otherwise indicated in the footnotes to the table, (1) the following individuals have sole voting and sole investment control with respect to the shares they beneficially own and (2) the address of each beneficial owner listed below is c/o the Company, 777 South Flagler Dr., Suite 800, West Tower, West Palm Beach, Florida, 33401.

Name and Address of Beneficial Owner	Shares of Common Stock (1)	Percentage Ownership of Shares of Common Stock (2)	Shares of Series B Preferred Stock (3)	Voting Power of Shares of Preferred Stock (3)(4)
Executive Officers and Directors

David Coriaty	0	0	160,000	17.8%
Tony De Risi	0	0	80,000	8.9%
Edward Sebastiano	0	0	80,000	8.9%
Mark Spanakos	0	0	80,000	8.9%

All Executive Officers and Directors as a group (4 persons)	0	0	400,000	44.5%
5% Stockholders
CLR Associates, Inc.	0	0	60,000	6.7%

All Executive Officers, Directors and 5% Stockholders as a group (five persons)	0	0%	460,000	51.2%

(1)  Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)  Based upon 30,000,000 shares of Common Stock issued and outstanding as of February 20, 2009.

(3)  Based upon 599,288 shares of Series B Preferred Stock issued and outstanding as of February 20, 2009.  Shares of Series B Preferred Stock can be converted, at any time, into 100 shares of common stock and are entitled to vote in all matters on an as-converted basis. Since each shares of Series B Preferred Stock can be voted on an as-converted basis, the effective voting power of each individual listed is shown.

(4)  Shares of Series B Preferred Stock are not subject to the Company’s announced 1-for-6 reverse common stock split which has no yet been effectuated.  Immediately upon the effectuation of the anticipated 1-for 6 reverse stock split, each shares of Series B Preferred stock then issued and outstanding will be automatically converted into 100 shares of common stock.  On a post-reverse 1-for 6 stock split basis, assuming that no additional shares of common stock have been issued and assuming no prior conversions of shares of Series B Preferred Stock into common stock, the voting power shown for each individual will increase by approximately 17.6%.

NO RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware Law, the Company's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment or from any provisions contained in the Amendment.

EXHIBITS

EXHIBITS

A	Amendment to the Article of Incorporation of Explorations Group, Inc.
B	Form of Written Consent

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EXPLORATIONS GROUP, INC.

Explorations Group, Inc., a corporation incorporated and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

That the Board of Directors of the Corporation, by the written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

FIRST:  The name of the Corporation shall be: “Hawk Systems, Inc.”

That the holders of a majority of the Corporation’s common stock and preferred stock outstanding, voting together as a class, approved the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David Coriaty, its President, on this 18th day of March, 2009.

EXPLORATIONS GROUP, INC.

By:	/s/
Name: David Coriaty Title: President

Action By Written Consent
of
The Stockholders
of
Explorations Group, Inc.
A Delaware Corporation
March 18, 2009

Pursuant to the authority of Section 228 of the Delaware General Corporation Law ("Delaware Law"), the undersigned, constituting a majority of the stockholders of Explorations Group, Inc., a Delaware corporation (the "Corporation") do by this writing consent to the

Approval of Change of Name of Corporation

WHEREAS, the Corporation’s Board of Directors believes that it is in the best interests of the Corporation to change the name of the Corporation to better reflect the Corporation’s business;

WHERAS, the Corporation’s Board of Directors has selected the name “Hawk Systems, Inc.” as the new name for the Corporation;

WHEREAS, in order to change the Corporation’s name, the Corporation must file with the Secretary of State of the State of Delaware an amendment to the Corporation’s Certificate of Incorporation reflecting the name change (the “Amendment”), which Amendment requires an approval by the stockholders of the Corporation;

WHEREAS, the Board of Directors recommends that the stockholders approve the Amendment in the form of a written consent of a majority of the stockholders of the Corporation.

Counterparts

RESOLVED, that this Written Consent may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned hereby adopts, confirms and ratifies in all respects, the foregoing resolution and directs the Secretary of the Corporation to file this Action by Written Consent of Stockholders in the minute book of the Corporation.

(*** signature pages follow ***)

Common Stock

Signature Print Name: Representing ___________ shares of the outstanding Common Stock of the Corporation	Signature Print Name: Representing ___________ shares of the outstanding Common Stock of the Corporation
Series B Preferred Stock

Signature Print Name: Representing _______________ of the outstanding Series B Preferred Stock of the Corporation	Signature Print Name: Representing _______________ of the outstanding Series B Preferred Stock of the Corporation